UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On June 10, 2016, Loton, Corp (the “Company”) was advised that a Petition for Relief (the “Petition”) was filed in the High Court of Justice, Chancery Division (the “Court”) on May 20, 2016 by Mr. Oliver Bengough (the “Petitioner”) against Obar Camden Holdings Limited (“OCHL”), Obar Camden Limited (“OCL”), KoKo (UK) Holding Limited (“KoKo UK”) (an indirect wholly owned subsidiary of the Company), and Mr. Robert S. Ellin, the Executive Chairman and President of the Company and Director of KoKo UK, OCHL and OCL (OCHL, OCL, KoKo UK and Mr. Ellin are collectively referred to herein as the “Respondents”). The Company believes that required service on all Respondents has not been properly made and the filing of this Current Report on Form 8-K is in anticipation of eventual proper service.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2016, relating to the termination on May 20, 2016 of the Management Services Agreement between Mint Group Holdings Limited (“Mint Group”) and OCL, a contracted service provider to a nightclub and live music venue “KOKO” in Camden, London owned by KoKo UKOCL, in the Petition the Petitioner claims certain breaches of duty by Mr. Ellin in connection with the corporate operations of the Respondents, as well as a “deterioration” of the relationship between the parties. The Petitioner further claims that his interests have been unfairly prejudiced by the conduct of the Respondents and the breakdown of trust and confidence between himself and Mr. Ellin. In connection with such termination, the Company demanded the resignation of Mr. Bengough (a significant shareholder of Mint Group) from the board of OCHL due to what the Company strongly believes to be performance and management concerns on behalf of Mint Group and its non-payment of certain funds. OCHL was formed by OCL’s stockholders for the sole purpose of acquiring all of the registered and contributed capital of OCL, is a 50%-owned subsidiary of the Company and is the parent of OCL.

Among other things, the Petitioner seeks an order by the Court for the sale by KoKo UK of its shares in OCHL to the Petitioner at a fair market value to be determined by the Court or an independent third party valuation with a discount to reflect the losses claimed to be suffered by the Petitioner. The Petitioner further seeks, if required, an order terminating Mr. Ellin’s directorship of OCHL and OCL, permission to bring a derivative action against Mr. Ellin alleging breaches of certain duties set forth in the Petition, for the Court to set aside the Senior Note and Junior Note (as each defined below) or alternatively such part of those notes which the Petitioner alleges are expenses for which Respondents OCL and OCHL should not be liable and for the Court to declare that OCL and OCHL have no liability for such expenses to the Company, JJAT Corp., a corporation controlled by Mr. Ellin (“JJAT”), or any other person connected with Mr. Ellin.

As part of the reverse merger that the Company consummated on April 28, 2014, OCHL and OCL became additional promisors under 2 promissory notes, a promissory note, dated as of April 28, 2014 (the “Senior Note”), issued in favor of JJAT, and a promissory note, dated as of April 28, 2014 (the “Junior Note”), issued in favor of the Company. Pursuant to the Senior Note, OCHL and OCL are jointly liable for the principal amount of $1,376,124 and interest at 8% per annum. Pursuant to the Junior Note, OCHL and OCL are jointly liable to the Company for a principal amount of $494,749 and interest at 8% per annum. In the event the Court denies the Petitioner’s relief summarized above, a request was made by the Petitioner for an order by the Court for the “winding up” of OCL and OCHL based upon deadlock of its board and members.

The Respondents have retained UK counsel in this matter and categorically deny all allegations in the Petition and intend to aggressively defend this action, to refute the allegations set forth therein and to file a substantive counter-complaint in answer to the Petition. The Respondents make note of a Forbearance Agreement dated October 30, 2014 between all parties named in the Petition that provided for a contractual bar against all claims related to disputes over matters substantially identical to claims contained in this Petition, the breach of which the Respondents deem material and actionable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Loton, Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP.

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: June 13, 2016